EXHIBIT 99.1

Wednesday, April 26, 2023

Contact:	Jason Long, CFO and Secretary
(804) 843-2360

C&F Financial Corporation

Announces Net Income for First Quarter

Toano, Va., April 26, 2023—C&F Financial Corporation (the Corporation) (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported consolidated net income of $6.5 million for the first quarter of 2023, which represents an increase of $762,000, or 13.3 percent, as compared to the first quarter of 2022. The following table presents selected financial performance highlights for the periods indicated:

	For The Quarter Ended
Consolidated Financial Highlights (unaudited)	3/31/2023	3/31/2022
Consolidated net income (000's)	$6,497	$5,735

Earnings per share - basic and diluted	$1.86	$1.59

Annualized return on average equity	12.87%	10.99%
Annualized return on average tangible common equity[1]	14.93%	12.61%
Annualized return on average assets	1.10%	1.01%

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1For more information about this non-GAAP financial measure, which is not calculated in accordance with generally accepted accounting principles (GAAP), please see “Use of Certain Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures,” below.

"We are very pleased with our first quarter results,” commented Tom Cherry, President and Chief Executive Officer of C&F Financial Corporation.  “Each of our three business segments was profitable, but the changing economy has affected them differently.  While rising interest rates and the related impacts on loan originations at our mortgage banking segment and borrowings costs at our consumer finance segment have decreased their respective earnings, compared to the same period last year, earnings at our community banking segment were up 83%, due primarily to an increase in our net interest income resulting from an increase in margins and an increase in loans outstanding. We believe these results demonstrate what makes our diversified business model both unique and exceptionally valuable.

With the failures of two banks in the first quarter, we are mindful of the general uneasiness and uncertainty within the banking industry.  The issues that gave rise to these bank failures were unique to those two banks and are not indicative of broader problems in banking and absolutely do not represent what is happening at C&F.  We remain well capitalized, even after considering unrealized losses in our bond portfolio, and we have fast access to liquidity through lines of credit that exceed the amount of our uninsured deposits.  Our total deposits are down less than 1% from December 31, 2022, and are up 1.3% from March of 2022.  The majority of this slight decrease in deposits during the first quarter is seasonal changes in our municipal deposits, which are secured with pledged investments.

C&F and the overall United States banking system will continue to perform their vital roles of protecting deposits and providing households and businesses with access to credit in a manner that promotes strong and sustainable growth.”

Key highlights for the first quarter of 2023 are as follows.

●	Community banking segment loans grew $37.6 million, or 13.0 percent annualized, and $162.8 million, or 15.7%, compared to December 31, 2022 and March 31, 2022, respectively;
●	Consumer finance segment loans grew $601 thousand, or less than 1 percent annualized, and $78.4 million, or 19.8%, compared to December 31, 2022 and March 31, 2022, respectively;
●	Deposits decreased $8.1 million, or 1.6 percent annualized, and increased $26.1 million, or 1.3%, compared to December 31, 2022 and March 31, 2022, respectively;
●	The community banking segment’s borrowings availability increased to $658.3 million at March 31, 2023, up from $432.6 million at December 31, 2022;
●	Uninsured deposits, excluding intercompany cash holdings and municipal deposits, which are secured with pledged investments, were $418.8 million, or 21.0 percent of total deposits at March 31, 2023;
●	The community banking segment recorded provision for credit losses of $450,000 for the first quarter of 2023 and recorded net reversals of provision for credit losses of $700,000 for the first quarter of 2022;
●	The consumer finance segment recorded provision for credit losses of $1.6 million and $350,000 for the first quarters of 2023 and 2022, respectively;
●	Consolidated annualized net interest margin was 4.52 percent for the first quarter of 2023, compared to 3.93 percent and 4.65 percent for the first quarter of 2022 and fourth quarter of 2022, respectively;
●	The consumer finance segment experienced net charge-offs at an annualized rate of 1.77 percent of average total loans for the first quarter of 2023, compared to 0.04 percent for the first quarter of 2022;
●	Mortgage banking segment loan originations increased 3.3 percent and decreased 39.0 percent for the first quarter of 2023 compared to the fourth quarter of 2022 and first quarter of 2022, respectively; and
●	On January 1, 2023, the Corporation adopted the Current Expected Credit Loss (CECL) methodology for estimating credit losses, which resulted in a decrease to opening retained earnings of $1.1 million.

Community Banking Segment.  The community banking segment reported net income of $6.4 million for the first quarter of 2023 compared to $3.5 million for the same period in 2022, an increase of $2.9 million due primarily to:

●	higher interest income resulting from the effects of rising interest rates on asset yields, including on variable rate loans to the consumer finance segment, and higher average balances of interest-earning assets, including loans and securities;

partially offset by:

●	higher interest expense due primarily to higher rates on deposits and higher borrowing balances;
●	provision for credit losses of $450,000 for the first quarter of 2023, compared to a reversal of provision for credit losses of $700,000 for the first quarter of 2022;
●	higher salaries and employee benefits expense, which increased in line with employment market conditions; and
●	higher Federal Deposit Insurance Corporation (FDIC) assessment expenses, due primarily to statutory increases applicable to all insured depository institutions.

Average loans increased $148.8 million, or 14.5 percent, for the first quarter of 2023 compared to the same period in 2022, primarily from growth in the commercial real estate and residential mortgage segments of the loan portfolio. Average deposits increased $62.0 million, or 3.2 percent, for the first quarter of 2023 compared to the same period in 2022 and decreased $27.7 million, or 1.4 percent, compared to the fourth quarter of 2022.

Average loan yields were higher for the first quarter of 2023 compared to the first quarter of 2022, due primarily to the effects of rising interest rates as market interest rates rose in 2022 and have risen so far in 2023. While the community banking segment expects loan yields to continue to rise, the cost of deposits is expected to rise at a faster pace therefore decreasing net interest margin for the remainder of the 2023.

The community banking segment’s nonaccrual loans were $262,000 at March 31, 2023 compared to $115,000 at December 31, 2022.  The community banking segment recorded provision for credit losses of $450,000 for the first quarter of 2023, due primarily to growth in the loan portfolio, compared to a net reversal of provision for credit losses of $700,000 for the first quarter of 2022, due primarily to the resolution of certain impaired loans, which resulted in no losses being realized, and the reduction of certain qualitative adjustments to reserves.. At March 31, 2023, the allowance for credit losses increased to $15.0 million, compared to $14.5 million at December 31, 2022, due primarily to growth in the loan portfolio and the adoption of CECL, which resulted in an implementation adjustment on January 1, 2023 of $85,000. Management believes that the level of the allowance for credit losses is adequate to reflect the net amount expected to be collected.

Mortgage Banking Segment.  The mortgage banking segment reported net income of $227,000 for the first quarter of 2023 compared to net income of $866,000 for the same period in 2022, a decrease of $639,000 due primarily to:

●	lower volume of mortgage loan originations; and
●	lower reversals of provision for indemnifications;

partially offset by:

●	lower expenses tied to mortgage loan origination volume such as salaries and employee benefits, loan processing, and data processing.

The rapid rise in mortgage interest rates during 2022, combined with higher home prices, has led to a substantial decline in mortgage loan originations for the mortgage industry.  Mortgage loan originations for the mortgage banking segment were $115.8 million for the first quarter of 2023 compared to $189.9 million for the same period in 2022.  Mortgage loan originations during the first quarter of 2023 for refinancings and home purchases were $14.0 million and $101.8 million, respectively, compared to $48.4 million and $141.5 million, respectively, during the first quarter of 2022.  Mortgage loan originations in the first quarter of 2023 increased $3.7 million compared to the fourth quarter of 2022.

During the first quarter of 2023, the mortgage banking segment recorded no provision for indemnification losses compared to a reversal of provision for indemnification losses of $583,000 in the same period of 2022.  The release of indemnification reserves in 2022 was due primarily to improvement in the mortgage banking segment’s assessment of borrower payment performance and other factors affecting expected losses on mortgage loans sold in the secondary market.  The mortgage banking segment increased reserves for indemnification losses during 2020 based on widespread forbearance on mortgage loans and economic uncertainty related to the COVID-19 pandemic.  To date, the mortgage banking segment has not made any payments for indemnification losses since the onset of the COVID-19 pandemic in the first quarter of 2020, and management believes that the indemnification reserve is sufficient to absorb losses related to loans that have been sold in the secondary market.

Consumer Finance Segment.  The consumer finance segment reported net income of $509,000 for the first quarter of 2023 compared to net income of $2.1 million for the same period in 2022, a decrease of $1.6 million due primarily to:

●	margin compression resulting from lower average yields on automobile loans, as a result of pursuing growth in higher quality, lower yielding loans, and increased costs on variable rate borrowings from the community banking segment; and
●	higher provision for credit losses as a result of increased net charge-offs;

partially offset by:

●	higher interest income resulting from higher average balances of interest-earning assets and the effects of rising market interest rates.

Average loans outstanding increased $94.1 million, or 24.7%, for the first quarter of 2023 compared to the same period in 2022.  The consumer finance segment experienced net charge-offs at an annualized rate of 1.77 percent of average total loans for the first quarter of 2023, compared to 0.04 percent for the first quarter of 2022, due primarily to an increase in the number of delinquent loans following a period of historically low delinquencies during the COVID-19 pandemic, a decline in wholesale values of used automobiles from a recent peak during the COVID-19 pandemic and continued recent challenges in repossessing automobiles due to a decline in the number of repossession agencies, which results in a fully charged-off loan when the automobile cannot be repossessed.  At March 31, 2023, total delinquent loans as a percentage of total loans was 2.33 percent, compared to 2.78 percent at December 31, 2022 and 1.71 percent at March 31, 2022. The allowance for credit losses was $25.9 million at March 31, 2023, compared to $26.0 million at December 31, 2022. The allowance for credit losses as a percentage of total loans decreased to 5.45 percent at March 31, 2023 from 5.47 percent and 6.33 percent at December 31, 2022 and March 31, 2022, respectively, primarily as a result of growth in loans with stronger credit quality while balances of loans with lower credit quality declined, partially offset by the adoption of CECL, which resulted in an implementation adjustment on January 1, 2023 of $406,000.  Management believes that the level of the allowance for credit losses is adequate to reflect the net amount expected to be collected. If loan performance deteriorates resulting in elevated delinquencies or net charge-offs, provision for credit losses may increase in future periods.

Liquidity. The objective of the Corporation’s liquidity management is to ensure the continuous availability of funds to satisfy the credit needs of our customers and the demands of our depositors, creditors and investors.  Uninsured deposits represent amounts above the FDIC limit. As of March 31, 2023, the Corporation’s uninsured deposits, adjusted to exclude intercompany cash holdings and municipal deposits, which are secured with pledged investments, were $418.8 million, or 21.0 percent of total deposits. The Corporation’s borrowing availability as of March 31, 2023 was $658.3 million, exceeding uninsured deposits by $239.5 million.

In addition to deposits, the Corporation utilizes short-term and long-term borrowings as sources of funds. Short-term borrowings from the Federal Reserve Bank and the Federal Home Loan Bank of Atlanta (FHLB) may be used to fund the Corporation’s day-to-day operations. Short-term borrowings also include securities sold under agreements to repurchase.  Borrowings increased to $201.0 million at March 31, 2023 from $92.1 million at December 31, 2022 and $88.1 million at March 31, 2022, due primarily to short-term borrowings from the FHLB.

Additional sources of liquidity available to the Corporation include cash flows from operations, loan payments and payoffs, deposit growth, maturities, calls and sales of securities and the issuance of brokered certificates of deposit.

Capital and Dividends.  The Corporation increased its quarterly cash dividend by 5 percent compared to the previous quarterly dividend, to 44 cents per share during the first quarter of 2023, which was paid on April 1, 2023. This dividend represents a payout ratio of 23.7 percent of earnings per share for the first quarter of 2023.  The Board of Directors of the Corporation continually reviews the amount of cash dividends per share and the resulting dividend payout ratio in light of changes in economic conditions, current and future capital requirements, and expected future earnings.

Total consolidated equity increased $7.0 million at March 31, 2023 compared to December 31, 2022, due primarily to net income and lower unrealized losses in the market value of securities available for sale, which are recognized as a component of other comprehensive loss.  The Corporation’s securities available for sale are fixed income debt securities, and their unrealized loss position is a result of rising market interest rates since they were purchased. The Corporation expects to recover its investments in debt securities through scheduled payments of principal and interest, and unrealized losses are not expected to affect the earnings or regulatory capital of the Corporation or the Bank.

As of March 31, 2023, the most recent notification from the FDIC categorized the C&F Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized under regulations applicable at March 31, 2023, C&F Bank was required to maintain minimum total risk-based, Tier 1 risk-based, CET1 risk-based and Tier 1 leverage ratios. In addition to the regulatory risk-based capital requirements, C&F Bank must maintain a capital conservation buffer of additional capital of 2.5 percent of risk-weighted assets as required by the Basel III capital rules.  The Corporation and C&F Bank exceeded these ratios at March 31, 2023. On April 1, 2023, the Corporation repaid $4.0 million of outstanding subordinated notes, which is expected to have an immaterial impact on capital levels of the Corporation and no impact on capital levels of C&F Bank. For additional information, see “Capital Ratios” below.  The above mentioned ratios are not impacted by unrealized losses on securities available for sale. In the unlikely event that all of these unrealized losses became realized into earnings, the Corporation and C&F Bank would both continue to exceed minimum capital requires and be considered well capitalized.

In November 2022, the Board of Directors authorized a program, effective December 1, 2022, to repurchase up to $10.0 million of the Corporation’s common stock through December 31, 2023. During the first quarter of 2023, the Corporation repurchased 35,984 shares, or $2.1 million, of its common stock under this share repurchase program.

About C&F Financial Corporation.  The Corporation’s common stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI.  The common stock closed at a price of $53.32 per share on April 25, 2023.  At March 31, 2023, the book value of the Corporation was $58.81 per share and the tangible book value per share was $51.03.  For more information about the Corporation’s tangible book value per share, which is not calculated in accordance with GAAP, please see “Use of Certain Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures,” below.

C&F Bank operates 31 banking offices and four commercial loan offices located throughout eastern and central Virginia and offers full wealth management services through its subsidiary C&F Wealth Management, Inc. C&F Mortgage Corporation and its subsidiary C&F Select LLC provide mortgage loan origination services through offices located in Virginia, Maryland, North Carolina, South Carolina and West Virginia. C&F Finance Company provides automobile, marine and recreational vehicle loans through indirect lending programs offered in Alabama, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia from its headquarters in Henrico, Virginia.

Additional information regarding the Corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission (SEC), are available on the Corporation’s website at http://www.cffc.com.

Use of Certain Non-GAAP Financial Measures. The accounting and reporting policies of the Corporation conform to GAAP in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of the Corporation’s performance. These include return on tangible common equity (ROTCE), tangible book value per share, and the following fully-taxable equivalent (FTE) measures: interest income on loans-FTE, interest income on securities-FTE, total interest income-FTE and net interest income-FTE.

Management believes that the use of these non-GAAP measures provides meaningful information about operating performance by enhancing comparability with other financial periods, other financial institutions, and between different sources of interest income. The non-GAAP measures used by management enhance comparability by excluding the effects of balances of intangible assets, including goodwill, that vary significantly between institutions, and tax benefits that are not consistent across different opportunities for investment. These non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently. A reconciliation of the non-GAAP financial measures used by the Corporation to evaluate and measure the Corporation’s performance to the most directly comparable GAAP financial measures is presented below.

Forward-Looking Statements.  This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. These forward-looking statements are based on the beliefs of the Corporation’s management, as well as assumptions made by, and information currently available to, the Corporation’s management, and reflect management’s current views with respect to certain events that could have an impact on the Corporation’s future financial performance.  These statements, including without limitation statements made in Mr. Cherry’s quote and statements regarding future conditions in the Corporation’s industries and markets, relate to expectations concerning matters that are not historical fact, may express “belief,” “intention,” “expectation,” “potential” and similar expressions, and may use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “might,” “will,” “intend,” “target,” “should,” “could,” or similar expressions.   These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated or implied by such statements. Forward-looking statements in this release may include, without limitation, statements regarding expected future operations and financial performance, expected future recovery of investments in debt securities, future dividend payments, strategic business initiatives and the anticipated effects thereof, changes in interest rates and the effects thereof on net interest income, mortgage loan originations, expectations regarding C&F Bank’s regulatory risk-based capital requirement levels, technology initiatives, our diversified business strategy, asset quality, credit quality, adequacy of allowances for credit losses and the level of future charge-offs, adequacy of the reserve for indemnification losses related to loans sold in the secondary market, the effect of future market and industry trends, the effects of future interest rate fluctuations, cybersecurity risks, and inflation. Factors that could have a material adverse effect on the operations and future prospects of the Corporation include, but are not limited to, changes in:

●	interest rates, such as volatility in short-term interest rates or yields on U.S. Treasury bonds, increases in interest rates following actions by the Federal Reserve and increases or volatility in mortgage interest rates
●	general business conditions, as well as conditions within the financial markets
●	general economic conditions, including unemployment levels, inflation rates, supply chain disruptions and slowdowns in economic growth, and also including the economic impacts of the COVID-19 pandemic

●	market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events
●	attracting, hiring, training, motivating and retaining qualified employees
●	the legislative/regulatory climate, regulatory initiatives with respect to financial institutions, products and services, the Consumer Financial Protection Bureau (the CFPB) and the regulatory and enforcement activities of the CFPB
●	monetary and fiscal policies of the U.S. Government, including policies of the FDIC, U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System (the Federal Reserve Board), and the effect of these policies on interest rates and business in our markets
●	demand for financial services in the Corporation’s market area
●	the value of securities held in the Corporation’s investment portfolios
●	the quality or composition of the loan portfolios and the value of the collateral securing those loans
●	the inventory level, demand and fluctuations in the pricing of used automobiles, including sales prices of repossessed vehicles
●	the level of automobile loan delinquencies or defaults and our ability to repossess automobiles securing delinquent automobile finance installment contracts
●	the level of net charge-offs on loans and the adequacy of our allowance for credit losses
●	the level of indemnification losses related to mortgage loans sold
●	demand for loan products
●	deposit flows
●	the strength of the Corporation’s counterparties
●	the soundness of other financial institutions and any indirect exposure related to the closings of Silicon Valley Bank (“SVB”), Signature Bank and Silvergate Bank and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns with SVB, Signature Bank and Silvergate Bank may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Corporation has commercial or deposit relationships with
●	competition from both banks and non-banks, including competition in the non-prime automobile finance markets
●	reliance on third parties for key services
●	the commercial and residential real estate markets
●	the demand for residential mortgages and conditions in the secondary residential mortgage loan markets
●	the Corporation’s technology initiatives and other strategic initiatives
●	the Corporation’s branch expansions and consolidations
●	cyber threats, attacks or events
●	expansion of C&F Bank’s product offerings
●	accounting principles, policies and guidelines, and elections by the Corporation thereunder, including, for example, our adoption of the CECL methodology and the potential volatility in the Corporation’s operating results due to the application of the CECL methodology

These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release.  For additional information on risk factors that could affect the forward-looking statements contained herein, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the SEC. The Corporation undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

C&F Financial Corporation

Selected Financial Information

(dollars in thousands, except for per share data)

(unaudited)

Financial Condition	3/31/2023	12/31/2022	3/31/2022
Interest-bearing deposits in other banks	$68,624	$7,051	$254,178
Investment securities - available for sale, at fair value	513,625	512,591	415,532
Loans held for sale, at fair value	26,330	14,259	46,659
Loans, net:
Community Banking segment	1,183,078	1,145,940	1,021,112
Mortgage Banking segment	-	671	9,106
Consumer Finance segment	449,283	448,589	371,623
Total assets	2,440,333	2,332,317	2,301,843
Deposits	1,995,798	2,003,860	1,969,661
Repurchase agreements	35,579	34,481	32,434
Other borrowings	165,444	57,603	55,669
Total equity	203,184	196,233	201,278

	For The
	Quarter Ended
Results of Operations	3/31/2023	3/31/2022
Interest income	$29,305	$22,231
Interest expense	4,347	1,755
Provision for credit losses:
Community Banking segment	450	(700)
Mortgage Banking segment	-	22
Consumer Finance segment	1,600	350
Noninterest income:
Gains on sales of loans	1,794	2,695
Other	5,649	4,034
Noninterest expenses:
Salaries and employee benefits	13,898	11,856
Other	8,503	8,355
Income tax expense	1,453	1,587
Net income	6,497	5,735

Fully-taxable equivalent (FTE) amounts[1]
Interest income on loans-FTE	26,107	20,510
Interest income on securities-FTE	3,232	1,733
Total interest income-FTE	29,515	22,349
Net interest income-FTE	25,168	20,594

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1For more information about these non-GAAP financial measures, please see “Use of Certain Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures.”

	For The
	Quarter Ended
Average Balances	3/31/2023	12/31/2022	3/31/2022
Securities	$561,054	$553,315	$407,007
Loans:
Community Banking segment	1,172,164	1,142,543	1,023,397
Mortgage Banking segment	19,076	23,611	59,942
Consumer Finance segment	475,225	472,614	381,115
Interest-bearing deposits in other banks	25,911	40,522	255,027
Total earning assets	2,253,430	2,232,605	2,126,488
Total assets	2,367,376	2,332,930	2,262,828

Time, checking and savings deposits	1,393,229	1,362,717	1,336,995
Repurchase agreements	35,260	35,963	32,724
Other borrowings	105,421	55,866	55,707
Total interest-bearing liabilities	1,533,910	1,454,546	1,425,426
Noninterest-bearing demand deposits	591,709	649,951	585,922
Total equity	201,856	188,070	208,755

Annualized Average Yields and Rates
Loans:
Community Banking segment	4.95%	4.68%	4.14%
Mortgage Banking segment	6.29	6.08	3.30
Consumer Finance segment	9.82	9.63	10.19
Time, checking and savings deposits	0.88	0.51	0.34
Net interest margin	4.52	4.65	3.93

	March 31, 2023
Funding Sources	Capacity	Outstanding	Available
Unsecured federal funds agreements	$75,000	$—	$75,000
Repurchase lines of credit	35,000	—	35,000
Borrowings from FHLB	221,308	110,000	111,308
Borrowings from Federal Reserve Bank	437,004	—	437,004
Total	$768,312	$110,000	$658,312

Asset Quality[1]	3/31/2023		12/31/2022
Community Banking
Total loans		$1,198,037	$1,160,454
Nonaccrual loans		$262	$115
Impaired loans	$	n/a	$823

Allowance for credit losses (ACL)		$14,959	$14,513
Nonaccrual loans to total loans		0.02%	0.01%
ACL to total loans		1.25%	1.25%
ACL to nonaccrual loans		5,709.54%	12,620.00%
Annualized year-to-date net charge-offs to average loans		0.01%	0.02%

Mortgage Banking[2]
Total loans		$-	$707
Nonaccrual loans		$-	$149
ACL		$-	$36
Nonaccrual loans to total loans		-%	21.07%
ACL to total loans		-%	5.09%
ACL to nonaccrual loans		-%	24.16%
Annualized year-to-date net charge-offs to average loans		-%	-%

Consumer Finance
Total loans		$475,158	$474,557
Nonaccrual loans		$647	$925
Repossessed assets		$499	$352
ACL		$25,875	$25,969
Nonaccrual loans to total loans		0.14%	0.19%
ACL to total loans		5.45%	5.47%
ACL to nonaccrual loans		3,999.23%	2,807.46%
Annualized year-to-date net charge-offs to average loans		1.77%	0.59%

________________________

1	Current period balances and ratios presented based upon current, post-CECL implementation GAAP whereas prior period balances and ratios presented based upon the applicable GAAP at that time.
2	The servicing of all loans has been moved to the community banking segment as of March 31, 2023. Total loans does not include loans held for sale.

	For The
	Quarter Ended
Other Performance Data	3/31/2023	3/31/2022
Net Income (Loss):
Community Banking	$6,418	$3,517
Mortgage Banking	227	866
Consumer Finance	509	2,062
Other[1]	(657)	(710)
Total	$6,497	$5,735

Net income attributable to C&F Financial Corporation	$6,441	$5,629

Earnings per share - basic and diluted	$1.86	$1.59
Weighted average shares outstanding - basic and diluted	3,464,895	3,547,780

Annualized return on average assets	1.10%	1.01%
Annualized return on average equity	12.87%	10.99%
Annualized return on average tangible common equity[2]	14.93%	12.61%
Dividends declared per share	$0.44	$0.40

Mortgage loan originations - Mortgage Banking	$115,815	$189,904
Mortgage loans sold - Mortgage Banking	104,027	224,192

________________________

1	Includes results of the holding company that are not allocated to the business segments and elimination of inter-segment activity.
2	For more information about these non-GAAP financial measures, please see “Use of Certain Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures.”

Market Ratios	3/31/2023	12/31/2022
Market value per share	$51.71	$58.27
Book value per share	$58.81	$56.27
Price to book value ratio	0.88	1.04
Tangible book value per share[1]	$51.03	$48.54
Price to tangible book value ratio[1]	1.01	1.20
Price to earnings ratio (ttm)	6.02	7.00

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[1]	For more information about these non-GAAP financial measures, please see “Use of Certain Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures.”

			Minimum Capital
Capital Ratios	3/31/2023	12/31/2022	Requirements[3]
C&F Financial Corporation[1]
Total risk-based capital ratio	15.1%	15.4%	8.0%
Tier 1 risk-based capital ratio	12.6%	12.8%	6.0%
Common equity tier 1 capital ratio	11.3%	11.4%	4.5%
Tier 1 leverage ratio	9.9%	9.9%	4.0%

C&F Bank[2]
Total risk-based capital ratio	14.0%	14.2%	8.0%
Tier 1 risk-based capital ratio	12.8%	12.9%	6.0%
Common equity tier 1 capital ratio	12.8%	12.9%	4.5%
Tier 1 leverage ratio	10.0%	9.9%	4.0%

________________________

[1]

The Corporation, a small bank holding company under applicable regulations and guidance, is not subject to the minimum regulatory capital regulations for bank holding companies. The regulatory requirements that apply to bank holding companies that are subject to regulatory capital requirements are presented above, along with the Corporation’s capital ratios as determined under those regulations.

[2]	All ratios at March 31, 2023 are estimates and subject to change pending regulatory filings. All ratios at December 31, 2022 are presented as filed.
[3]	The ratios presented for minimum capital requirements are those to be considered adequately capitalized.

	For The Quarter Ended
	3/31/2023	3/31/2022
Reconciliation of Certain Non-GAAP Financial Measures
Return on Average Tangible Common Equity
Average total equity, as reported	$201,856	$208,755
Average goodwill	(25,191)	(25,191)
Average other intangible assets	(1,640)	(1,937)
Average noncontrolling interest	(654)	(733)
Average tangible common equity	$174,371	$180,894

Net income	$6,497	$5,735
Amortization of intangibles	68	75
Net income attributable to noncontrolling interest	(56)	(106)
Net tangible income attributable to C&F Financial Corporation	$6,509	$5,704

Annualized return on average tangible common equity	14.93%	12.61%

Fully Taxable Equivalent Net Interest Income[1]
Interest income on loans	$26,060	$20,484
FTE adjustment	47	26
FTE interest income on loans	$26,107	$20,510

Interest income on securities	$3,069	$1,641
FTE adjustment	163	92
FTE interest income on securities	$3,232	$1,733

Total interest income	$29,305	$22,231
FTE adjustment	210	118
FTE interest income	$29,515	$22,349

Net interest income	$24,958	$20,476
FTE adjustment	210	118
FTE net interest income	$25,168	$20,594

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1	Assuming a tax rate of 21%.

	3/31/2023	12/31/2022
Tangible Book Value Per Share
Equity attributable to C&F Financial Corporation	$202,583	$195,634
Goodwill	(25,191)	(25,191)
Other intangible assets	(1,611)	(1,679)
Tangible equity attributable to C&F Financial Corporation	$175,781	$168,764

Shares outstanding	3,444,671	3,476,614

Book value per share	$58.81	$56.27
Tangible book value per share	$51.03	$48.54